Exhibit 10.21

Trademark License Agreement

This agreement is made and entered into by and between the following parties on October 11, 2010 in Haidian District, Beijing.

Party A:	Weibo Internet Technology (China) Co., Ltd.

Address:	Room 701, No. 10 Haidian North Second Street, Haidian District, Beijing

Party B:	Beijing Weimeng Technology Co., Ltd.

Address:	Room 1916, No. 58 West Section of the North 4th Ring Road, Haidian District, Beijing

Whereas:

(1) Party A has been granted through license the right to use the trademarks “SINA”, “sina symbol”, and (hereinafter each a “Licensed Trademark” and collectively the “Licensed Trademarks”) as set forth in detail in Exhibit A hereto;

(2) Party B desires to use the Licensed Trademarks in its production and operation and agrees to comply with the terms and the conditions in this Agreement in such use; and

(3) Party A agrees to grant Party B, and Party B agrees to obtain from Party A, an authorization to use the Licensed Trademarks in Party A’s possession, in accordance with this Agreement.

Party A and Party B hereinafter each a “Party”, and collectively the “Parties”.

With a view to safeguarding Party A’s legal interests to the Licensed Trademark and Party B’s lawful use of the Licensed Trademarks, by adhering to the principle of equality and mutual benefit and after friendly consultations, the Parties hereby reach agreement as follows with respect to the use of the Licensed Trademarks:

1.	Grant of License

1.1 On the terms and subject to the conditions in this Agreement, Party A agrees to grant Party B a license with respect to Party A’s use right to the Licensed Trademarks, which license shall be as set forth below:

1.1.1 “Licensed Territory”: the territory of the People’s Republic of China (the “PRC”), excluding Hong Kong, Taiwan, and Macau.

1.1.2 “Licensed Term”: this Agreement shall remain effective for a term of one year commencing from the date of effectiveness (the “Initial Licensed Term”), and shall be extended automatically for another term of one year upon the expiration of the Initial Licensed Term subject to Party A’s consent, so on and so forth.

1.1.3 “Licensed Manner of Use”: subject to the scope of goods and services set forth on the Trademark Registration Certificate of each Licensed Trademark, on the terms of this Agreement, Party B may use on any of its products or services, any Licensed Trademark of the class into which such product or item falls and may market any of its products or services under the Licensed Trademarks. In addition, within the Licensed Term, Party B shall have the right to use the whole or any part of any Licensed Trademark in its corporate name.

1.2 Party B agrees to pay Party A corresponding license fees in consideration of Party A’s grant to it of the license with respect to the Licensed Trademarks, which shall be payable in an amount, at an time and in the manner as further agreed between the Parties after consultations.

2.	Restrictions on Use

2.1 In its use of the Licensed Trademarks, Party B shall comply with all the applicable laws and regulations and obtain all the appropriate governmental approvals related to all its activities in which the Licensed Trademarks are used. Meanwhile, Party B shall conduct its operational activities at the highest standard and quality to ensure that the Licensed Trademarks and the brand image of Party A will not be adversely affected by Party B’s use of the same.

2.2 The license granted to Party B by Party A hereunder shall be for Party B’s use of the Licensed Trademarks within the Licensed Term and within the Licensed Territory only. What is more, Party B may not use any Licensed Trademark on any other goods or services other than those covered by the scope of the goods and services set forth on the Trademark Registration Certificate of such Licensed Trademark. Except as specified above, Party B may not use any Licensed Trademark at any time, within any territory or in any manner, whether directly or in directly.

2.3 Party B agrees that it shall use the right granted to it by Party A hereunder only in accordance with this Agreement, and may not use such right in any manner which may be considered by Party A to be cheating, misleading or otherwise detrimental to any of Party A’s interests.

2.4 Party B shall submit to Party A for approval, and shall make any revision to as requested by Party A, the sample of any product, packing, label, advertisement, or any other materials bearing any Licensed Trademark.

2.5 Party A shall have the right to control any activities of Party B in which any Licensed Trademark is used, and request Party B to cease any of its activities which may be deemed by Party A to be detrimental to any of Party A’s business, reputation or goodwill under the Licensed Trademarks, and Party B shall agree to promptly comply with all the instructions and requests of Party A in that aspect.

2.6 Within the term of effectiveness of this Agreement (the “Term”), Party A or any of its duly authorized representatives shall have the right to inspect the manner and the materials in which any Licensed Trademark is used by Party B so as to determine whether Party B’s operational activities comply with this Agreement, with each of Party A and Party B to be responsible for its own expenses incurred in connection therewith.

2.7 Without prior written consent of Party A, Party B may not assign or sublicense to any third party or create any security interest of any form on, the license granted to it hereunder by Party A.

2.8 Upon the termination of this Agreement or the license granted hereunder for any reason, Party B’s right to use any Licensed Trademark shall immediately cease. In addition, Party B hereby undertakes that without prior written consent of Party A, at any time after the termination of this Agreement, (i) it may not register or use any Licensed Trademark or any service mark, any other name, symbol, word, trade dress, color, design or pattern similar to any Licensed Trademark; (ii) it may not use or register any Licensed Trademark as its corporate name or any part thereof in any province or municipality inside the PRC or any region outside the PRC; and (iii) it shall provide to Party A or any person designated by it any and all the materials in its possession relating to or bearing any Licensed Trademark, or amend such materials so that they do not bear any Licensed Trademark. The provisions in this Section shall survive any termination of this Agreement.

3.	Trademark License Filing and Registration

3.1 Within three (3) months as from the date of effectiveness of this Agreement, the Parties shall, in accordance with the relevant provisions in the Trademark Law of the People’s Republic of China, submit a copy of this Agreement to Party A’s local administration for industry and commerce for filing and reference. Meanwhile, Party A shall be responsible for filing this Agreement with the competent trademark office at its own expense.

3.2 Party A agrees that it will, subject to compliance with the original intent of the relevant provisions in this Agreement, amend this Agreement or enter into a new trademark license contract as a substitute of this Agreement in order to clear such filing; provided, however, that Party A may terminate this Agreement with immediate effect where the clearance of the filing of the license as contemplated hereunder is subject to the imposition of any restriction or condition which is unacceptable to Party A or the filing of the license as contemplated hereunder is rejected, suspended or revoked.

3.3 Upon any premature termination of this Agreement, the Parties shall immediately give a notice thereof to Party A’s local administration for industry and commerce. Meanwhile, Party A shall give a notice thereof to the competent trademark office and go through relevant procedures as required thereby.

4.	Use Right to the Licensed Trademarks

4.1 Without prior written consent of Party A, Party B shall not have the right to apply for registration of any Licensed Trademark, or any trademark, service mark, any other name, symbol, word, or any packing, trade dress, color pattern or design that is identical or similar to any Licensed Trademark.

4.2 Other than the right to use the Licensed Trademarks in accordance with this Agreement, Party B is not granted any right hereunder.

4.3 Party B agrees that within and after the Term, it shall not challenge the use right or any other right of Party A to the Licensed Trademarks, or the validity of this Agreement.

5.	Protection of the Licensed Trademarks

5.1 Party B agrees to provide Party A, or any affiliate of Party A as requested by Party A, with any and all the necessary assistance, including any and all the necessary materials or documents, for the protection of any and all of Party A’s legal interests in the Licensed Trademarks, and may not take any action that may prevent or prejudice any registration or extension in the PRC or any other jurisdiction by Party A or any of its affiliates of any Licensed Trademark or any other trademark of Party A.

5.2 Party A may bring or defend itself against, any action for indemnity, in the name of itself, Party B or both Parties, at its sole discretion. Party B shall immediately upon being aware of any infringement on any Licensed Trademark, notify Party A thereof in writing. Whether to take any action against such infringement shall be left to the sole discretion of Party A.

6.	Confidentiality

6.1 Either Party shall keep confidential of, and without the written consent of the other Party may not disclose, give or transfer to any third party, any confidential data and information (hereinafter the “Confidential Information”) known to it or obtained by it in connection with the execution or performance of this Agreement.

6.2 Either Party shall at the request of the other Party, return to the other Party, or destroy, or dispose of otherwise, in each case as requested by the other Party, and may not continue to use, any document, data or software that contains any Confidential Information of the other Party.

6.3 The obligations of the Parties under this Section shall survive any termination of this Agreement. After the termination of this Agreement, each Party shall continue to comply with the confidentiality provisions and perform its confidentiality obligations hereunder until the other Party agrees to release it from such obligations or the other Party will not as a matter of fact, be harmed in any way by any violation of the confidentiality provisions hereunder.

7.	Taxes

7.1 Each Party shall pay taxes to the competent tax authorities in accordance with applicable PRC laws and policies.

7.2 In the event that either Party pays any tax on behalf of the other Party, the paying Party shall deliver the relevant tax receipt to the taxable Party and the taxable Party shall, within seven (7) as from its receipt of such tax receipt, pay the paying Party an amount equal to the tax so paid.

8.	Representations, Undertakings and Warranties

8.1 Each Party hereby represents, undertakes and warrants to the other Party as follows:

8.1.1 it is a company duly established and validly existing;

8.1.2 it has the qualification to perform the transaction contemplated hereunder and such transaction is covered under its scope of business;

8.1.3 it has the full power to execute this Agreement and its authorized representative has been fully authorized to execute this Agreement on its behalf;

8.1.4 it has the capacity to perform its obligations hereunder and such performance by it does not violate any restriction in any legal document binding upon it; and

8.1.5 it is not subject to any liquidation, dissolution or bankruptcy proceedings.

8.2 This Agreement, upon execution, shall constitute the legal and valid obligations of the Parties enforceable in accordance with the terms hereof.

9.	Default Liabilities

9.1 Any direct or indirect breach by either Party of any provision in this Agreement, or any failure of either Party to assume at all or to assume in time and in full any of its obligations under this Agreement shall constitute a default hereunder. In such case, the non-defaulting Party (the “Non-defaulting Party”) shall notify the defaulting Party (the “Defaulting Party”) in writing to cure its breach and take adequate, effective and timely measures to eliminate the effect of such breach and indemnify the Non-defaulting Party against any and all the losses caused by such breach.

9.2 Upon the occurrence of any breach which in the reasonable and objective judgment of the Non-defaulting Party has rendered it impossible or unfair for the Non-defaulting Party to perform its respective obligations hereunder, the Non-defaulting Party shall have the right to notify the Defaulting Party in writing that the Non-defaulting Party will suspend its performance of its respective obligations hereunder until the Defaulting Party has ceased such breach, taken adequate, effective and timely measures to eliminate the effect of such breach and indemnified the Non-defaulting Party against any and all the losses caused by such breach.

9.3 The losses of the Non-defaulting Party caused by the breach of the Defaulting Party that are indemnifiable by the Defaulting Party shall include the direct economic losses and any and all foreseeable indirect losses and incidental expenses, including without limitation, attorney fees, litigation and arbitration costs, financial expenses and travelling expenses.

10.	Force Majeure

10.1 A “Force Majeure Event” means an event that is beyond the reasonable control of, or unforeseeable or even if foreseeable but unavoidable by both Parties, and would prevent, affect or delay the performance by either Party of its respective obligations hereunder, including without limitation, a governmental act, natural disaster, war, hacker attack or any other similar event.

10.2 The Party affected by a Force Majeure Event may suspend the performance of the obligation hereunder that is rendered unable to be performed due to the occurrence of such Force Majeure Event until the elimination of the effect of such Force Majeure Event, without any liabilities therefor; provided, however, that such Party shall try its best endeavors to overcome such Force Majeure Event and mitigate the adverse effect thereof.

10.3 The Party affected by a Force Majeure Event shall provide the other Party with legal certificate issued by a notary public office or any other appropriate authority located in the place where such event occurs to demonstrate the occurrence of such Force Majeure Event. Failure to provide such certificate shall entitle the other Party to bring a claim against the Party affected by such Force Majeure Event for the assumption of default liabilities.

11.	Effectiveness, Amendment and Termination

11.1 This Agreement shall take effect upon being signed by and affixed with the seal hereunto by the authorized representatives of both Parties and shall terminate upon the expiration of the Licensed Term specified hereunder.

11.2 Unless otherwise specified herein, upon the occurrence of any of the following events to Party B, Party A shall have the right to forthwith terminate this Agreement on a unilateral basis by a written notice to Party B at any time:

11.2.1 Party B commits a breach hereunder, and within thirty (30) days after the written notice of breach from Party A, fails to cure such breach, to take adequate, effective and timely measures to eliminate the effect of such breach and to indemnify Party A against any and all the losses caused by such breach;

11.2.2 Party B becomes bankrupt or has entered into liquidation proceedings which have not been cancelled within seven (7) days; or

11.2.3 Party B is rendered unable to perform this Agreement for more than twenty (20) consecutive days as a result of a Force Majeure Event.

11.3 Except under the circumstances as described above, Party B agrees that Party A shall have the right to prematurely terminate this Agreement at any time for no reason by a 20-day prior written notice to Party B.

11.4 Any premature termination of this Agreement shall not affect any right or obligation of either Party accrued hereunder prior to such termination.

12.	Notice

12.1 Any notice relating to this Agreement from one Party to the other shall be in writing and delivered (i) in hand, by fax, telegraph, telex, or email, and deemed to have been properly received on the date of delivery, or (ii) by registered mail (postage prepaid) or EMS, and deemed to have been properly received three (3) days after being delivered to the postal service.

13.	Dispute Resolution

13.1 Any dispute between the Parties in relation to the interpretation or performance of any provision hereunder shall be resolved through amicable consultations between the Parties.

13.2 Any dispute fails to be so resolved through such consultations shall be referred to China International Economic and Trade Arbitration Commission (the “Commission”) for arbitration in accordance with its then effective arbitration rules. The arbitration proceedings shall be conducted in Beijing in Chinese. An arbitral award by the Commission shall be final and binding upon both Parties.

13.3 The conclusion, effectiveness, performance, interpretation and dispute resolution shall be governed by the laws of the PRC.

14.	Miscellaneous

14.1 This Agreement shall be executed in four (4) counterparts with equal legal force and effect, with one (1) for each Party and the remaining two (2) for trademark license filing and registration.

14.2 Headings herein are inserted for ease of reference only and shall not affect the interpretation of any provision herein.

14.3 The Parties may amend and supplement this Agreement by written agreements. Any amendment or supplement to this Agreement executed by and between the Parties shall constitute an integral part hereof and shall have the equal legal force herewith.

14.4 In case any provision in this Agreement is or becomes invalid or unenforceable in whole or in part due to noncompliance with any law or governmental regulation or otherwise, the part of such provision affected thereby shall be deemed to have been deleted from this Agreement; provided, however, that such deletion shall not affect the legal force and effect of any other part of such provision or any other provision in this Agreement. In such case, the Parties shall negotiate for a new provision to replace such invalid or unenforceable provision.

14.5 Unless otherwise specified herein, any failure of either Party to exercise or any delay of either Party in the exercise of any of its rights, powers or privileges hereunder shall not be deemed as a waiver of the exercise of such right, power or privilege. Any single or partial exercise of any right, power or privilege shall not prejudice the exercise of any other right, power or privilege.

14.6 This Agreement shall constitute the entire agreement between the Parties in respect of the subject matter of the cooperation project, and shall supersede any and all the prior or contemporaneous agreements, understandings and communications, oral or written, between the Parties in respect of the subject matter of the cooperation project. Except as expressly provided herein, there does not exist any express or implicit obligation or undertaking between the Parties.

14.7 Any matter not covered hereunder shall be subject to further negotiations between the Parties.

/s/ Weibo Internet Technology (China) Co., Ltd.	/s/ Beijing Weimeng Technology Co., Ltd.